Exhibit 99.1

Investor Relations

Jeff Kupp

Microtune, Inc.

972-673-1610

ir@microtune.com

MICROTUNE UPDATES FINANCIAL GUIDANCE

PLANO, TX, DECEMBER 16, 2008 – Microtune®, Inc. (NASDAQ: TUNE) today announced that its net revenue for the fourth quarter ending December 31, 2008 is expected to be at the low end of the guidance range previously provided of $24.5 to $26.5 million.

“Although we are seeing the impact of the challenging economic environment on our business, we expect to report solid results for the year 2008,” said James A. Fontaine, President and CEO of Microtune. “In late September, we began to see significantly decreased demand for our automotive entertainment products and we continue to see weakness in the automotive market. Very recently we began to see softening demand in the cable market. Given these changes and the overall lack of market visibility, our current forecast for first quarter 2009 net revenue is approximately $20 million.”

Mr. Fontaine added, “Like many other companies, we face near-term challenges. However, we believe that our business fundamentals, backed by our RF silicon technology leadership, remain strong. This position, combined with our strong focus on expense control, cash preservation, and operational execution, will permit us to move forward prudently while balancing our long- and short-term goals until the market fully recovers.”

Microtune expects to release financial results for the fourth quarter and full year 2008 and host a conference call for analysts and investors after the market closes on February 5, 2009. Details for the conference call will be announced prior to that date.

ABOUT MICROTUNE

Microtune, Inc. is a silicon and subsystems company that designs and markets radio frequency (RF) solutions for the worldwide consumer electronics and automotive electronics markets. Inventor of the MicroTuner™ single-chip broadband tuner, Microtune offers a portfolio of advanced tuner, amplifier, and upconverter products that enable the delivery of information and entertainment across new classes of appliances and applications. The Company currently holds 82 U.S. patents for its technology. Founded in 1996, Microtune is headquartered in Plano, Texas, with key design and sales centers located around the world. The website is www.microtune.com.

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MICROTUNE FORWARD LOOKING STATEMENTS

All statements in this press release other than statements of historical fact are forward-looking statements that are subject to risks and uncertainties that could cause such statements to differ materially from actual future events or results. Such forward-looking statements are generally, but not necessarily, accompanied by words such as “plan,” “if,” “estimate,” “expect,” “believe,” “could,” “would,” “anticipate,” “may,” or other words that convey uncertainty of future events or outcomes. These forward-looking statements and other statements made elsewhere in this release are made in reliance, in part, on the Private Securities Litigation Reform Act of 1995. Factors which could cause actual results to differ from anticipated results include, the Company’s ability to introduce new products, achieve design wins, maintain customer and strategic partner relationships, forecast customer demand and manage inventory levels, control and budget expenses, protect proprietary technology and intellectual property, and successfully prosecute and defend any pending or future litigation. Any one of these factors may cause the Company’s actual financial results to differ materially from its projected financial results. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason. Readers are referred to our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings which discuss the foregoing factors as well as other important risk factors that could affect our business, results of operations and financial condition.

EDITOR’S NOTE

Microtune is a registered trademark and MicroTuner is a trademark of Microtune, Inc. Copyright © 2008 Microtune, Inc. All rights reserved.